UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): December 16, 2002

American Seafoods Group LLC

(Exact name of registrant as specified in its charter)

Delaware	333-90436	22-3702647
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Market Place Tower

2025 First Avenue

Suite 1200

Seattle, Washington 98121

(Address of principal executive offices)

(Zip Code)

(206) 374-1515

(Registrant’s telephone number, including area code)

TABLE OF CONTENTS

Item 2.    Acquisition or Disposition of Assets

Item 7.    Exhibits

Signature

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

Effective as of December 16, 2002, American Seafoods Group LLC ( “ASG”), through direct and indirect wholly-owned subsidiaries, purchased substantially all of the assets of Southern Pride Catfish Company, Inc. (“SPC”), an Alabama corporation engaged in the business of catfish harvesting, processing and distribution, pursuant to an Amended and Restated Asset Purchase Agreement, dated as of the same date (the “Asset Purchase Agreement”). The acquired assets include, among other things, certain real property, fixtures, equipment, accounts receivable, intellectual property, customer and other contracts, and cash on hand. The purchase price was approximately $41.8 million in cash. In addition, pursuant to the Asset Purchase Agreement, ASG assumed substantially all of the liabilities of SPC, other than certain specifically excluded liabilities, and paid off bank debt of SPC in the amount of $2.35 million. The acquisition was financed with additional indebtedness under ASG’s senior credit facility. The acquisition is intended to complement and augment ASG’s existing production and distribution capacity. The audited financial statements and pro forma financial statements are included as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K/A.

ITEM 7.    EXHIBITS

Exhibit Index

Exhibit Number	Description

99.1	Southern Pride Catfish Company, Inc. Financial Statements as of and for the nine months ended September 30, 2002 (With Independent Auditors’ Report Thereon).

99.2	American Seafoods Group LLC Unaudited Pro Forma Condensed Consolidated Financial Statements as of September 30, 2002 and for the year ended December 31, 2001 and nine months ended September 30, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN SEAFOODS GROUP LLC (Registrant)

Date: February 28, 2003	By:	/s/ BRAD BODENMAN
		Name: Title:	Brad Bodenman Chief Financial Officer